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                              Bingham McCutchen LLP
                               150 Federal Street
                                Boston, MA 02110

                                 October 4, 2002

Nuveen Investment Trust II
333 West Wacker Drive
Chicago, Illinois 60606-1286

Chapman and Cutler
111 W. Monroe Street
Chicago, IL 60603

Re: Nuveen Investment Trust II/Nuveen NWQ International Value Fund
    --------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Investment Trust II (the "Trust") on behalf of its series Nuveen NWQ International Value Fund (the "Fund") in connection with the Trust's Post-Effective Amendment to be filed on or about October 4, 2002 (the "Amendment") to its Registration Statement on Form N-1A (as proposed to be amended, the "Registration Statement") with respect to the Fund's Class A Common Shares, par value $.01 per share (the "Class A Shares"), Class B Common Shares, par value $.01 per share (the "Class B Shares"), Class C Common Shares, par value $.01 per share (the "Class C Shares") and Class R Common Shares, par value $.01 per share (the "Class R Shares", such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Amendment.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

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Nuveen Investment Trust II
Chapman and Cutler
October 4, 2002
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          (b) a copy, stamped as filed with the Secretary of the Commonwealth of
     Massachusetts on July 2, 1997, of the Trust's Declaration of Trust dated June 27, 1997 (the "Declaration");

          (c) a copy of the Trust's Amended and Restated Establishment and Designation of Series dated as of September 11, 2000, (the "Designation of Series") and a draft of the Trust's Amended Establishment and Designation of Series dated as of October 4, 2002 with respect to the change in the name of the Fund (the "Amended Designation");

          (d) a copy of the Trust's Establishment and Designation of Classes dated as of June 27, 1997 as filed with the Secretary of the Commonwealth of Massachusetts on July 2, 1997 (the "Designation of Classes");

          (e) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation of Series, Designation of Classes, By-Laws, and certain resolutions adopted by the Trustees of the Trust and the shareholders of the Fund; and

          (f) a printer's proof received on October 1, 2002 of the Amendment.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (f) above, and that the Amended Designation as executed by a majority of the Trustees of the Trust will be duly filed with Secretary of the Commonwealth of Massachusetts and with the Office of the Clerk of the City of Boston.

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Nuveen Investment Trust II
Chapman and Cutler
October 4, 2002
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     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     As to any opinion below relating to the due organization or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a

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Nuveen Investment Trust II
Chapman and Cutler
October 4, 2002
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voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

          2. The Shares, when issued and sold in accordance with the Trust's Declaration of Trust, Designation of Classes, Designation of Series and By-Laws and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/  Bingham McCutchen LLP
                                            --------------------------
                                            BINGHAM McCUTCHEN LLP